Exhibit 99.1

VYNE Therapeutics Announces Topline Results from Phase 2b Trial with Repibresib Gel in Nonsegmental Vitiligo

Trial Did Not Meet Primary Endpoint or Key Secondary Endpoint of F-VASI50 and F-VASI75

Nominally Statistically Significant Effects Observed in Key Secondary and Exploratory Endpoints of Change from Baseline in F-VASI and T-VASI at 3% Concentration

Company Will Terminate Extension Phase of Trial and Seek External Partner for Continued Development of Repibresib

BRIDGEWATER, N.J., July 30, 2025 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company focused on developing differentiated therapies to treat chronic inflammatory and immune-mediated conditions with high unmet need, today announced topline results from its Phase 2b trial evaluating Repibresib gel in nonsegmental vitiligo.

The trial, which evaluated 177 subjects, did not meet its primary endpoint of the proportion of subjects achieving an improvement in Facial Vitiligo Area Scoring Index of at least 50% from baseline (F-VASI50) at week 24 compared to vehicle. The trial also missed a key secondary endpoint of F-VASI75. However, the trial showed a nominally statistically significant treatment effect for the highest dose cohort in a key secondary endpoint, percent change-from-baseline (CFB) in F-VASI score at week 24 compared to vehicle (Repibresib 3%: -43.6% v. Vehicle: -25.6%), and an exploratory endpoint of percent CFB in T-VASI score at week 24 compared to vehicle (Repibresib 3%: -28.3% v. Vehicle: -16.2%). In evaluating the results of the trial, the Company believes the results were impacted by an unusually high vehicle effect and further impacted by a higher-than-expected dropout rate in the active arms of the trial relative to vehicle (Repibresib 3%: 36.6%; Repibresib 2%: 30.2%; Repibresib 1%: 26.1% and vehicle: 10.6%). Based on these data, the company will discontinue treatment in the ongoing extension phase of the trial and will terminate the trial.

The Phase 2b trial was a randomized double-blind, vehicle-controlled, multi-center trial that evaluated the safety and efficacy of Repibresib dosed once daily (QD) at 1%, 2% and 3% concentrations, versus vehicle in 177 subjects (mITT population) with nonsegmental vitiligo. The trial was conducted at 45 sites in North America and assessed various efficacy endpoints, including the primary endpoint of the proportion of subjects achieving F-VASI50 at Week 24 versus vehicle, as well as key secondary endpoints, which included the proportion of subjects achieving F-VASI75 at Week 24, percent CFB in F-VASI score at week 24 and exploratory endpoints including percent CFB in T-VASI score at week 24.

“We are disappointed with the results of our Phase 2b trial, which were impacted by an unexpectedly high treatment effect in the vehicle arm and a high discontinuation rate in the active arms,” said David Domzalski, President and Chief Executive Officer of VYNE. “Although we missed our F-VASI50 and F-VASI75 endpoints, we did see a meaningful reduction in the percent change from baseline in both F-VASI and T-VASI for our highest dose and are conducting a thorough evaluation of the full dataset to analyze any other data that may inform the results and our strategic next steps. Vitiligo remains an area of significant unmet need and we are grateful to the patients, investigators, and clinical staff who participated in the trial. Despite this outcome, we remain confident in the potential of our InhiBETTM BET inhibitor platform as a promising and innovative mechanistic approach for the treatment of a broad range of serious immune-mediated diseases. We intend to seek a development and commercialization partner for Repibresib and we will provide an update on our plans, including those for our oral BET inhibitor VYN202, in the coming weeks.”

While the Company has not finalized its full financial results for the quarter ended June 30, 2025, the Company expects to report that it had cash, cash equivalents and investments of approximately $39.6 million (unaudited) as of June 30, 2025.

Primary endpoint: proportion of subjects achieving F-VASI50 at Week 24 versus vehicle in modified intent to treat population (mITT)

Endpoint at Week 24	Repibresib 3%	Repibresib 2%	Repibresib 1%	Vehicle
	(N=41)	(N=43)	(N=46)	(N=47)
Proportion of Subjects Achieving F-VASI50	19.5%	16.3%	17.4%	23.4%
P-Value	0.1245	0.6497	0.9718

Key Secondary and Exploratory Endpoints

Proportion of subjects achieving F-VASI75 at Week 24 (mITT)

Endpoint at Week 24	Repibresib 3%	Repibresib 2%	Repibresib 1%	Vehicle
	(N=41)	(N=43)	(N=46)	(N=47)
Proportion of Subjects Achieving F-VASI75	9.8%	7.0%	10.9%	6.4%
P-Value	0.1468	0.4096	0.2946

Percent Change from Baseline (% CFB) in F-VASI at Week 24 (mITT)

Endpoint at Week 24	Repibresib 3%	Repibresib 2%	Repibresib 1%	Vehicle
	(N=41)	(N=43)	(N=46)	(N=47)
Mean Percent Change from Baseline in F-VASI, % (SD)	-43.6 (5.7)	-25.7 (5.7)	-30.2 (5.2)	-25.6 (4.9)
P-Value	0.0020	0.9892	0.4002

Percent Change from Baseline (% CFB) in T-VASI at Week 24 (mITT)

Endpoint at Week 24	Repibresib 3%	Repibresib 2%	Repibresib 1%	Vehicle
	(N=41)	(N=43)	(N=46)	(N=47)
Mean Percent Change from Baseline in T-VASI, % (SD)	-28.3 (6.1)	-15.2 (6.1)	-16.4 (5.2)	-16.2 (4.9)
P-Value	0.0436	0.8757	0.9670

Safety and Tolerability

There was a higher rate of treatment emergent adverse events (TEAE) for subjects receiving Repibresib gel compared to vehicle. The most common TEAEs (>5%) were cutaneous in nature. The most frequent adverse event was application site pain (Repibresib 3%: 14.0%; Repibresib 2%: 5.9%; Repibresib 1%: 13.7%; Vehicle: 3.8%). There were 8 subjects receiving Repibresib gel that discontinued due to an AE compared to none in the vehicle. The majority of skin-related TEAEs were mild in severity and resolved during study conduct (76.0% “Mild”, 23.7% “Moderate” and 0.2% “Severe”) and there was no clear dose-dependent increase in frequency of skin-related TEAEs. There was one treatment emergent serious adverse event, cholelithiasis without obstruction, not drug related in the Repibresib 1% cohort, and there was no increased risk of thrombocytopenia or GI-related serious adverse events.

About Repibresib

Repibresib is a pan-bromodomain BET inhibitor designed to be locally administered as a “soft” drug to address diseases involving multiple, diverse inflammatory cell signaling pathways, while providing low systemic exposure. Repibresib has produced consistent reductions in pro-inflammatory and disease-related biomarkers and improvements in disease severity in several preclinical models (using several different routes of administration).

About VYN202

VYN202 is an innovative, oral small molecule BET inhibitor that has potential class-leading selectivity and potency for BD2 vs. BD1. By maximizing BD2 selectivity, VYNE believes VYN202 has the potential to be a differentiated, more conveniently administered, non-biologic treatment option for both acute control and chronic management of immuno-inflammatory indications, in which the damaging effects of unrestricted inflammatory signaling activity are common.

About VYNE Therapeutics Inc.

VYNE is a clinical-stage biopharmaceutical company focused on developing differentiated therapies to treat chronic inflammatory and immune-mediated conditions with high unmet need. VYNE’s unique and proprietary BET inhibitors, which comprise its InhiBET™ platform, are designed to overcome limitations of early generation BET inhibitors by leveraging alternative routes of administration and enhanced selectivity.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the clinical development of VYNE’s product candidates and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements, including the Company’s intention to seek a development and commercialization partner for repibresib, timing of an update on the Company’s plans for repibresib and the expectations around its cash position as of June 30, 2025. The Company’s cash estimate is preliminary and is subject to change pending the actual results of, and completion of, the Company’s condensed consolidated financial statements for the quarter ended June 30, 2025. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of June 30, 2025. The Company’s independent registered public accounting firm has not reviewed or performed any procedures with respect to this preliminary information and, accordingly, does not express an opinion or any other form of assurance about them. Any forward-looking statements in this release are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of commencement of future preclinical studies and clinical trials; VYNE’s ability to complete and receive favorable results from clinical trials of its product candidates; VYNE’s ability to find a partner for repibresib; VYNE’s ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; and VYNE’s ability to comply with various regulations applicable to its business. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and VYNE’s other filings from time to time with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

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